Exhibit 4.1

AMENDMENT TO

REGISTRATION AND PREEMPTIVE RIGHTS AGREEMENT

This AMENDMENT TO REGISTRATION AND PREEMPTIVE RIGHTS AGREEMENT (this “Amendment”) is entered into as of April 9, 2014, by and among IMS Health Holdings, Inc. (formerly Healthcare Technology Holdings, Inc., the “Company”) and certain stockholders of the Company (the “Stockholders”). This Amendment amends that certain Registration and Preemptive Rights Agreement, dated as of February 26, 2010 (the “Registration Rights Agreement”), by and among the Company and the Stockholders. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Registration Rights Agreement.

RECITALS

WHEREAS, the Company and the Stockholders entered into the Registration Rights Agreement on February 26, 2010; and

WHEREAS, the Company and the Stockholders desire to amend the Registration Rights Agreement as more fully set forth below.

NOW, THEREFORE, in accordance with Section 6.2 of the Registration Rights Agreement, the parties hereto agree to amend the Registration Rights Agreement as follows:

1.	Amendment to the Registration Rights Agreement. Section 3.1.1(a) of Article III of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

Piggyback Registration.

(a) General. Each time the Company proposes to register any shares of Common Stock under the Securities Act on a form that would permit registration of Registrable Securities for sale to the public, for its own account and/or for the account of any other Person for sale in a Public Offering, the Company will give notice to all Holders of its intention to do so. Any Holder may, by written response delivered to the Company within three (3) Business Days after the date of delivery of such notice, request that all or a specified part of the Holder’s Registrable Securities be included in such registration. The Company thereupon will use its best efforts, subject to Section 3.2.1, to cause to be included in the registration under the Securities Act all Registrable Securities that the Company has been so requested to register by Holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company in such Public Offering) of the Registrable Securities to be so registered; provided, that (i) if, at any time after giving written notice of its intention to register any securities, the Company determines for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of this determination to each Holder and, thereupon, will be relieved of the obligation to register any Registrable Securities in connection with the previously proposed registration (but not from the obligation to pay the Registration Expenses in connection therewith), and (ii) if the proposed registration involves an underwritten offering, all Holders requesting to be included in the registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company (with such differences as may be customary or appropriate in combined primary and secondary offerings and, in any event, without providing for indemnification or contribution obligations in excess of what is required by Section 3.3) or, in the case of a registration initiated by any Investor, such Investor.

[The remainder of this page is intentionally blank. Signatures follow.]

2

IN WITNESS WHEREOF, authorized representatives of the parties have executed this Amendment as of the date first written above.

COMPANY:	IMS HEALTH HOLDINGS, INC.

	By:	/s/ Harvey A. Ashman
		Name:	Harvey A. Ashman
		Title:	Senior Vice President, General Counsel, External Affairs & Corporate Secretary

[Signature Page to Amendment to Registration Rights Agreement]

STOCKHOLDERS:	Ari Bousbib

	By:	/s/ Ari Bousbib
	Name:	Ari Bousbib
	Title:	Chairman, Chief Executive Officer & President

Ronald E. Bruehlman

	By:	/s/ Ronald E. Bruehlman
		Name:	Ronald E. Bruehlman
		Title:	Senior Vice President & Chief Financial Officer

Harvey A. Ashman

	By:	/s/ Harvey A. Ashman
		Name:	Harvey A. Ashman
		Title:	Senior Vice President, General Counsel, External Affairs & Corporate Secretary

Kevin C. Knightly

	By:	/s/ Kevin C. Knightly
		Name:	Kevin C. Knightly
		Title:	Senior Vice President, Supply Management

Stefan C. Linn

	By:	/s/ Stefan C. Linn
		Name:	Stefan C. Linn
		Title:	Senior Vice President, Strategy & Global Pharma Solutions

[Signature Page to Amendment to Registration Rights Agreement]

Satwinder Sian

By:	/s/ Satwinder Sian
	Name:	Satwinder Sian
	Title:	Senior Vice President, Global Technology & Operations

Paul M. Thomson

By:	/s/ Paul M. Thomson
	Name:	Paul M. Thomson
	Title:	Senior Vice President, HR & Administration

José Luis Fernández

By:	/s/ José Luis Fernández
	Name:	José Luis Fernández
	Title:	Senior Vice President, Global Services

[Signature Page to Amendment to Registration Rights Agreement]